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                                                                     Exhibit 5.2
                    [STIBBE SIMONT MONAHAN DUHOT LETTERHEAD]






A.F.J.A. Leijten, advocaat


                                             VersaTel Telecom International N.V.
                                             P.O. Box 22697
                                             1100 DD  Amsterdam





                                             21 July 1999





Dear Sirs,




We are acting as special legal counsel in the Netherlands on matters of Dutch law to VersaTel Telecom International N.V. (the "Company") in connection with the filing by the Company of a registration statement on Form F-1 with the United States Securities and Exchange Commission (the "Registration Statement"). Pursuant to the Registration Statement, up to $ 250,000,000 aggregate principal amount of the Company's [ ]% Senior Dollar Notes due 2009 and EURO [ ]% Senior Euro Notes due 2009 (the "Senior Notes") will be sold to the public as soon as practicable after the effective date of the Registration Statement referred to above. The sale of the Senior Notes will be made pursuant to an Underwriting Agreement between the Company and Lehman Brothers International (Europe) as representative of the several underwriters named in Schedule 1 thereof to be dated 22 July 1999 (the "Underwriting Agreement"), an indenture (the "Dollar Indenture") to be dated 22 July 1999 between the Company and United States Trust Company of New York, as trustee (the "Dollar Trustee") and an indenture (the "Euro Indenture") to be dated 22 July 1999 between the Company and United States Trust Company of New York as trustee (the "Euro Trustee").


In rendering this opinion we have examined and relied upon the following documents:


(1)  A draft of the Underwriting Agreement, marked ST&B Draft July 18, 1999;



(2) Drafts of the Dollar Indenture and the Euro Indenture (together: the "Indentures"), both marked STB Draft 7/19/99;


(3) a copy of the Preliminary Offering Memorandum (the "Preliminary Offering Memorandum") in relation to the issue of the Senior Notes, dated 30 June 1999;
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(4)  an on-line excerpt dated 21 July 1999 of the registration of the Company in the Trade Register of the Chamber of Commerce of Amsterdam, The Netherlands (the "Excerpt");



(5) the draft amended articles of association (statuten) of the Company to be dated 23 July 1999, to be executed on that date before Mr. J.H.M. Carlier, civil-law notary, officiating in Amsterdam, The Netherlands (the "New Articles");


(6) a copy of the Deed of Incorporation of the Company (the "Deed of Incorporation"), executed on 10 October 1995, before Mr Albert Peter van Lidth de Jeude, civil-law notary, officiating in Amsterdam, The Netherlands;

(7) a company certificate of even date hereof attached hereto as Annex 1 (the "Company Certificate");

and such other documents and such treaties, laws, rules, regulations, and the like, as we have deemed necessary as a basis for the opinions hereinafter expressed.

The documents referred to under (1) and (2) above shall hereinafter collectively be referred to as the "Agreements".

We have assumed:

(i)  the genuineness of all signatures;

(ii) the authenticity of all agreements, certificates, instruments, and other documents submitted to us as originals;

(iii) the conformity to the originals of all documents submitted to us as copies;


(iv) that the documents referred to under (1), (2) and (5) above will be duly and validly signed and executed by all parties thereto on the dates indicated, substantially in the form as examined by us as drafts; and



(v) that the contents of the Excerpt and the Company Certificate are true and complete as of the date hereof.


Based on the foregoing and subject to any factual matters or documents not disclosed to us in the course of our investigation, and subject to the qualifications and limitations stated hereafter, we are of the opinion that:

A. The Company has been duly incorporated and is validly existing as a "naamloze vennootschap" (company with limited liability) under the laws of The Netherlands.

B. The Senior Notes, to be sold as contemplated in the Registration Statement, when duly executed, authenticated, issued and delivered in accordance with the provisions of the Indentures, will constitute the legal, valid, binding and enforceable obligations of the


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     Company, except that enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer), reorganization, moratorium and other similar laws relating to or affecting enforcement of creditors' rights generally.

C. The choice of New York law as the law governing the Senior Notes is valid and binding under the laws of The Netherlands, except (i) to the extent that any term of the Agreements or any provision of New York law applicable to the Agreements is manifestly incompatible with the public policy (ordre public) of The Netherlands, and except (ii) that a Dutch court may give effect to mandatory rules of the laws of another jurisdiction with which the situation has a close connection, if and insofar as, under the laws of that other jurisdiction those rules must be applied, whatever the chosen law. However, in our opinion, (i) there is nothing in Dutch law which would render any term of the Agreements manifestly incompatible with the public policy (ordre public) of The Netherlands, and (ii) no such mandatory rules of Dutch law are applicable to the Agreements, except that to the extent that issues would involve the corporate organisation of the Company, the courts of The Netherlands will apply Netherlands law as mandatorily applicable to such issues, regardless the chosen law applicable to the Agreements.

In rendering the opinions expressed herein, we have, with your approval, relied without independent investigation as to all matters governed by or involving conclusions under the federal law of the United States of America and the law of the State of New York, upon the opinion (including the qualifications, assumptions and limitations expressed therein) of Shearman & Sterling, United States counsel to the Company, of even date herewith.

In addition to the other assumptions and qualifications contained herein, this opinion letter is further subject to the following qualification:


     Since there is no treaty between the United States and The Netherlands providing for the reciprocal recognition and enforcement of judgments, United States judgments are not enforceable in The Netherlands. However, a final judgment for the payment of money obtained in a United States court, which is not subject to appeal or any other means of contestation and is enforceable in the United States, would in principle be upheld by a Netherlands court of competent jurisdiction when asked to render a judgment in accordance with such final judgment by a United States court, without substantative re-examination or relitigation on the merits of the subject matter thereof; provided that such judgment has been rendered by a court of competent jurisdiction, in accordance with rules of proper procedure, that it has not been rendered in proceedings of a penal or revenue nature and that its content and possible enforcement are not contrary to public policy or public order of The Netherlands. We resume our opinion as to whether this practice extends to default judgments.


We express no opinion on any law other than the law of The Netherlands as it currently stands


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and has been interpreted in published case law of the courts of The Netherlands as per the date hereof. We express no opinion on any laws of the European Communities (insofar as not implemented in The Netherlands in statutes or other regulations of general application).

This opinion is strictly limited to the matters stated herein and may not be read as extending by implication to any matters not specifically referred to. Nothing in this opinion should be taken as expressing an opinion in respect of any representations or warranties, or other information, or any other document examined in connection with this opinion except as expressly confirmed herein.

We hereby consent to the use of this opinion as Exhibit 5.2 to the Registration Statement and to the use of our name under the caption "Legal Matters" contained in the prospectus which is included in the Registration Statement.

Yours sincerely,




/s/ A.F.J.A. Leijten                        /s/ M.W. Josephus Jitta
----------------------                      ------------------------

    A.F.J.A. Leijten                            M.W. Josephus Jitta

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                                                                         ANNEX 1


                               COMPANY CERTIFICATE



The undersigned, J.A. van Berne, Corporate Secretary of VersaTel Telecom International N.V. (the "Company") and authorised to represent the Company, hereby declares the following to Stibbe Simont Monahan Duhot in order for them to rely on the contents hereof in the framework of the legal opinion to be issued by them to us in relation to the Registration Statement on Form-1 relating to the proposed offering of up to $ 250,000,000 aggregate principal amount of our $ [ ]% Senior Dollar Notes due 2009 and EURO [ ]% Senior Euro Notes due 2009:


1. The Company has not proposed and the shareholders of the Company have not resolved to dissolve the Company;

2. The Company is not involved in legal proceedings which are aimed at the dissolution of the Company;

3. The Company has not applied for suspension of payment and has not been declared bankrupt;


4. Since the shareholders resolution of 14 July 1999 to amend the Company's articles of association, no resolution to amend the articles of association of the Company has been taken;



5. Prior to the shareholders resolution of 14 July 1999 to amend the Company's articles of association, no resolution to amend the articles of association of the Company has been taken, which has not been carried out up to this date;



Signed by J.A. van Berne on 21 July 1999.




/s/ J.A. van Berne
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